Exhibit 21
                             THERMOQUEST CORPORATION

                         Subsidiaries of the Registrant

      As of February 23, 2000, ThermoQuest Corporation owned the following companies:

                              NAME                               STATE OR JURISDICTION      PERCENT OF
                                                                    OF INCORPORATION        OWNERSHIP
----------------------------------------------------------------------------------------------------------

Denley Instruments Limited                                              England                100
E-C Apparatus Limited                                                   England                100
Finnigan FT/MS Inc.                                                     Delaware               100
Finnigan Corporation                                                    Delaware               100
  Finnigan Instruments, Inc.                                            New York               100
  Finnigan International Sales, Inc.                                   California              100
  Finnigan MAT China, Inc.                                             California              100
  Finnigan MAT (Delaware), Inc.                                         Delaware               100
  Finnigan MAT Instruments, Inc.                                         Nevada                100
  Finnigan MAT International Sales, Inc.                               California              100
  Finnigan MAT (Nevada), Inc.                                            Nevada                100
    Finnigan MAT GmbH                                                   Germany                100
      ThermoQuest Analytische Systeme GmbH                              Germany                100
    Finnigan MAT S.R.L.                                                  Italy                 100
      Thermo Separation Products S.R.L.                                  Italy                 100
    Masslab Limited                                                     England                100
      H.D. Technologies Limited                                         England                100
    Thermo Instruments Australia Pty. Limited                          Australia               100
    ThermoQuest Ltd.                                                    England                100
  Finnigan Properties, Inc.                                            California              100
Forma Scientific, Inc.                                                  Delaware               100
  International Equipment Company                                       Delaware               100
    International Equipment Company Limited                             England                100
  Savant Instruments, Inc.                                              New York               100
Forma Scientific Limited                                                England                100
Hypersil Inc.                                                           Delaware               100
Hypersil Limited                                                        England                100
  Hypersil S.A.                                                          France                100
Life Sciences International (Hong Kong) Limited                        Hong Kong               100
Life Sciences (Europe) Limited                                          England                100
  Life Sciences International (UK) Limited                              England                100
    Kenbury Limited                                                     England                100
Savant Instruments Limited                                              England                100
TMQ SEG (Hong Kong) Limited                                            Hong Kong               100
ThermoQuest B.V.                                                      Netherlands              100
  Thermo Separation Products B.V. B.A.                                  Belgium                100
ThermoQuest France S.A.                                                  France                100
  Finnigan Automass S.A.                                                 France                100
  Thermo Separation Products S.A.                                        France                100
ThermoQuest Italia S.p.A.                                                Italy                 100


                              NAME                               STATE OR JURISDICTION      PERCENT OF
                                                                    OF INCORPORATION        OWNERSHIP
----------------------------------------------------------------------------------------------------------

ThermoQuest Spain S.A.                                                   Spain                 100
ThermoQuest Wissenschaftliche Gerate GmbH                               Austria                100
Thermo Separation Products AG                                         Switzerland              100
Thermo Separation Products Inc.                                         Delaware               100
ThermoQuest K.K.                                                         Japan                 100
Thru-Put Systems, Inc.                                                  Florida                100
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